Exhibit 10.2

FORM OF AMENDED AND RESTATED

STOCKHOLDERS AGREEMENT

OF

SITEONE LANDSCAPE SUPPLY, INC.

dated as of [●], 2016

i

SECTION 4.16.	Specific Performance	18
SECTION 4.17.	Severability	19
SECTION 4.18.	Titles and Subtitles	19
SECTION 4.19.	No Recourse	19
SECTION 4.20.	Counterparts; Facsimile Signatures	19

Exhibits

Exhibit A – Form of Assignment and Assumption Agreement

ii

THIS AMENDED AND RESTATED STOCKHOLDERS AGREEMENT (as amended from time to time, this “Agreement”) is entered as of [●], 2016, by and among SITEONE LANDSCAPE SUPPLY, INC., a Delaware corporation (the “Company”), DEERE & COMPANY, a Delaware corporation (“Deere Investor”), CD&R LANDSCAPES HOLDINGS, L.P., a Cayman Islands exempted limited partnership (“CD&R Investor”), and any Person who becomes a party hereto after the date hereof pursuant to Section 3.1 (each of the foregoing, excluding the Company, a “Stockholder” and collectively, the “Stockholders”).

RECITALS

WHEREAS, Deere Investor, SiteOne Holding LLC, formerly known as JDA Holding LLC (“JDA”), SiteOne Landscape Supply LLC, formerly known as John Deere Landscapes LLC (“OpCo”), SiteOne Landscape Supply Bidco, Inc., formerly known as CD&R Landscapes Bidco, Inc. (“Bidco”), CD&R Landscapes Merger Sub, Inc., CD&R Landscapes Merger Sub 2, Inc. and CD&R Investor entered into an Investment Agreement, dated as of October 26, 2013 (as it may be amended from time to time, the “Investment Agreement”), pursuant to which CD&R Investor acquired a sixty percent (60%) equity interest in the Company and Bidco acquired from Deere Investor 100% of the limited liability company interests of JDA (which owns 100% of the limited liability company interests of OpCo) and 100% of the outstanding capital stock of LESCO, Inc. (the “Investment”), in consideration for cash and a forty percent (40%) equity interest in the Company;

WHEREAS, the Company and each of the Stockholders entered into a Registration Rights Agreement, dated as of December 23, 2013 (the “Registration Rights Agreement”), pursuant to which certain registration rights have been granted to the Stockholders, upon the terms and subject to the conditions set forth in the Registration Rights Agreement;

WHEREAS, in connection with the Investment, the Company and the Stockholders entered into a Stockholders Agreement, dated as of December 23, 2013, as amended (the “Initial Stockholders Agreement”), to set forth certain terms and conditions regarding the ownership of Equity Securities, including certain restrictions on the Transfer of such securities, and the management of the Company and its Subsidiaries;

WHEREAS, the Company intends to undertake an underwritten initial public offering (the “IPO”) of Common Stock; and

WHEREAS, in connection with the IPO, and effective as of the date of the listing of the Common Stock on the NYSE in connection with the IPO (the “Listing Date”), pursuant to Section 5.5 of the Initial Stockholders Agreement, Deere Investor, CD&R Investor and the Company desire to further amend and restate the Initial Stockholders Agreement to set forth their respective rights and obligations on and after the Listing Date.

NOW, THEREFORE, in consideration of the foregoing recitals and of the mutual promises hereinafter set forth, the parties hereto agree as follows:

ARTICLE I

DEFINITIONS

SECTION 1.1. Certain Defined Terms. As used herein, the following terms shall have the following meanings:

“Additional VCOC” has the meaning assigned to such term in Section 2.1(i).

“Affiliate” means, with respect to any Person, any other Person directly or indirectly controlling, controlled by or under common control with, such Person.

“Agreement” has the meaning assigned to such term in the preamble.

“beneficial owner” or “beneficially own” has the meaning given such term in Rule 13d-3 under the Exchange Act, and a Person’s beneficial ownership of Common Stock or other Equity Securities of the Company shall be calculated in accordance with the provisions of such Rule; provided, however, that for purposes of determining beneficial ownership, (i) a Person shall be deemed to be the beneficial owner of any security which may be acquired by such Person, whether within sixty (60) days or thereafter, upon the conversion, exchange or exercise of any warrants, options, rights or other securities and (ii) no Person shall be deemed to beneficially own any security solely as a result of such Person’s execution of this Agreement.

“Board” means the Board of Directors of the Company.

“Business Day” means any day that is not a Saturday, a Sunday or other day on which banks are required or authorized by Law to be closed in New York City.

“By-laws” means the Second Amended and Restated By-laws of the Company, as in effect on the date hereof and as the same may be amended, supplemented or otherwise modified from time to time in accordance with the terms thereof, the terms of the Charter and the terms of this Agreement.

“CD&R Advisor Fund” means CD&R Advisor Fund VIII Co-Investor, L.P.

“CD&R Designee” has the meaning assigned to such term in Section 2.1(c).

“CD&R F&F Fund VIII” means CD&R Friends & Family Fund VIII, L.P.

“CD&R Fund VIII” means Clayton, Dubilier & Rice Fund VIII, L.P.

“CD&R Holders” means, collectively, CD&R Investor, its Permitted Affiliate Transferees, and its Permitted Transferees (other than any Transferee pursuant to any distribution pursuant to the Registration Rights Agreement).

“CD&R Indemnification Agreement” means the Indemnification Agreement, dated as of December 23, 2013, among the Company, CD&R Landscapes Midco, Inc., Bidco, JDA, OpCo, CD&R Investor, CD&R Fund VIII, CD&R F&F Fund VIII, CD&R Advisor Fund, Clayton, Dubilier & Rice, Inc. and CD&R Manager, as the same may be amended from time to time in accordance with its terms.

“CD&R Investor” has the meaning set forth in the preamble.

“CD&R Manager” means Clayton, Dubilier & Rice, LLC.

“Chairman” has the meaning assigned to such term in Section 2.1(g).

“Charter” means the Second Amended and Restated Certificate of Incorporation of the Company, as in effect on the date hereof and as the same may be amended, supplemented or otherwise modified from time to time in accordance with the terms thereof and the terms of this Agreement.

“Common Stock” means the common stock of the Company, par value $0.01 per share.

“Common Stock Equivalent” means all options, warrants and other securities convertible into, or exchangeable or exercisable for (at any time or upon the occurrence of any event or contingency and without regard to any vesting or other conditions to which such securities may be subject) shares of Common Stock or other equity securities of the Company (including any notes or other debt securities convertible into or exchangeable for shares of Common Stock or other equity securities of the Company).

“Company” has the meaning assigned to such term in the preamble.

“control” (including the terms “controlling,” “controlled by” and “under common control with”), with respect to the relationship between or among two or more Persons, means the possession, directly or indirectly, of the power to direct or cause the direction of the affairs or management of a Person, whether through the ownership of voting securities, as trustee or executor, by contract or otherwise.

“Controlled Affiliate” means, with respect to any Person, any Affiliate of such Person that is, directly or indirectly, controlled by such Person.

“Deere Designee” has the meaning assigned to such term in Section 2.1(d).

“Deere Holders” means, collectively, Deere Investor, its Permitted Affiliate Transferees and its and their respective Permitted Transferees (other than any Transferee pursuant to any distribution pursuant to the Registration Rights Agreement).

“Deere Indemnification Agreement” means the Indemnification Agreement, dated as of December 23, 2013, between the Company, CD&R Landscapes Midco, Inc., Bidco, Deere Investor, JDA and OpCo, as the same may be amended from time to time in accordance with its terms.

“Deere Investor” has the meaning assigned to such term in the preamble.

“DGCL” means the Delaware General Corporation Law, as amended from time to time.

“Director” means any member of the Board.

“Dispute” has the meaning assigned to such term in Section 4.14(a).

“Equity Securities” means any and all shares of Common Stock or other equity securities of the Company, securities of the Company convertible into, or exchangeable or exercisable for, such shares or other equity securities, and options, warrants or other rights to acquire shares of Common Stock or other equity securities of the Company.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Governmental Body” means any domestic or foreign government, including any foreign, federal, state, provincial, local, territorial or municipal government or any governmental division, agency or authority thereof, court or judicial authority, tribunal or commission.

“Indemnification Agreements” means, collectively, the CD&R Indemnification Agreement and the Deere Indemnification Agreement.

“Information” means all information about the Company, any of its Subsidiaries or any Stockholder or Affiliate thereof that is or has been furnished to any Stockholder or any of its Representatives (acting in their capacity as such) by or on behalf of the Company or any of its Subsidiaries, or any of their respective Representatives, and any other information supplied by or relating to the Company, its Subsidiaries or any Stockholder in connection with the matters contemplated by the Investment Agreement or any other Transaction Agreement (in any such case, whether written or oral or in electronic or other form and whether prepared by the Company, its advisers or otherwise), together with all written or electronically stored documentation prepared by such Stockholder or its Representatives based on or reflecting, in whole or in part, such information; provided that the term “Information” does not include any information that (i) is or becomes generally available to the public through no action or omission by such Stockholder or its Representatives, (ii) is or becomes available to such Stockholder on a non-confidential basis from a source, other than the Company or any of its Subsidiaries, or any of their respective Representatives, that to such Stockholder’s knowledge is not prohibited from disclosing such portions to such Stockholder by a contractual, legal or fiduciary obligation, (iii) is independently developed by a Stockholder or its Representatives or Affiliates on its own behalf without use of any Information, or (iv) is in the possession of or known to such Stockholder prior to the date of its disclosure to such Stockholder.

“Initial Stockholders Agreement” has the meaning assigned to such term in the recitals.

“Investment” has the meaning assigned to such term in the recitals.

“Investment Agreement” has the meaning assigned to such term in the recitals.

“IPO” has the meaning assigned to such term in the recitals.

“JDA” has the meaning assigned to such term in the recitals.

“Law” means any foreign, federal, state or local law, statute, regulation, ordinance, rule, order, decree, judgment, consent decree or other binding directive issued, enacted, promulgated, entered into, agreed or imposed by any Governmental Body.

“Listing Date” has the meaning assigned to such term in the recitals.

“OpCo” has the meaning assigned to such term in the recitals.

“Outstanding Capital Shares” means, at any time, the shares of Common Stock issued and outstanding as of such time.

“Permitted Affiliate Transferee” means:

(i) with respect to CD&R Investor and its Permitted Affiliate Transferees, (A) a Controlled Affiliate of CD&R Investor, CD&R Fund VIII, CD&R F&F Fund VIII or CD&R Advisor Fund or (B) an Affiliate of CD&R Investor, CD&R Associates VIII, Ltd. or CD&R Manager (other than, with respect to clauses (A) and (B), (x) any portfolio company of any of the foregoing in (A) or (B), and (y) the limited partners of any of CD&R Fund VIII, CD&R F&F Fund VIII or CD&R Advisor Fund or any other fund or alternative investment vehicle managed directly or indirectly by CD&R Manager or CD&R Associates VIII, Ltd.), in each case, who has irrevocably granted to and appointed CD&R Investor as such Person’s proxy and attorney-in-fact (with full power of substitution), for and in the name, place and stead of such Person (and with respect to whom CD&R Investor has provided, at Deere Investor’s written request, to Deere Investor written evidence reasonably satisfactory to Deere Investor of such grant and appointment), to vote at any annual or special meeting of Stockholders, to take any action by written consent in lieu of such meeting with respect to, and to otherwise take all action as may be required by, permitted under, or as may be exercised under this Agreement in respect of, all of the Equity Securities owned or held of record by such holder that are entitled to vote at such meeting or to act by written consent in lieu of such meeting;

(ii) with respect to Deere Investor and its Permitted Affiliate Transferees, (A) a Controlled Affiliate of Deere Investor or (B) any other Affiliate of Deere Investor, in each case, who has irrevocably granted to and appointed Deere Investor as such Person’s proxy and attorney-in-fact (with full power of substitution), for and in the name, place and stead of such Person (and with respect to whom Deere Investor, at CD&R Investor’s written request, has provided to CD&R Investor written evidence reasonably satisfactory to CD&R Investor of such grant and appointment), to vote at any annual or special meeting of Stockholders, to take any action by written consent in lieu of such meeting with respect to, and to otherwise take all action as may be required by, permitted under, or as may be exercised under this Agreement in respect of, all of the Equity Securities owned or held of record by such holder that are entitled to vote at such meeting or to act by written consent in lieu of such meeting; and

(iii) with respect to any other Stockholder who is a Permitted Transferee of CD&R Investor or Deere Investor (for the avoidance of doubt, other than a Permitted Affiliate Transferee of CD&R Investor or Deere Investor pursuant to clauses (i) or (ii)

above, as applicable), a Controlled Affiliate of such Stockholder (other than, with respect to any such Stockholder who is an investment fund or alternative investment vehicle, (x) any portfolio company of such investment fund or alternative investment vehicle and (y) the limited partners of such investment fund or alternative investment vehicle, or the limited partners of any other investment fund or alternative investment vehicle managed directly or indirectly by the manager of such investment fund or alternative investment vehicle or any of its Affiliates);

provided that, in each case, any such Transferee shall agree in a writing in the form attached as Exhibit A hereto to be bound by and to comply with all applicable provisions of this Agreement; provided, further, that in no event shall the Company or any of its Subsidiaries constitute a “Permitted Affiliate Transferee” of any Stockholder.

“Permitted Transferee” means any Transferee of Outstanding Capital Shares of CD&R Investor, Deere Investor or any of their respective Permitted Affiliate Transferees, or any of their respective Permitted Transferees, permitted in accordance with this Agreement.

“Person” means any natural person, partnership, limited liability company, corporation, joint stock company, trust, estate, joint venture, group, association or unincorporated organization or any other form of business or professional entity, but does not include a Governmental Body.

“Registration Rights Agreement” has the meaning assigned to such term in the recitals.

“Representatives” means with respect to any Person, any of such Person’s or its Affiliates’ directors, officers, employees, general partners, Affiliates, direct or indirect shareholders, members or limited partners, attorneys, accountants, financial and other advisers, and other agents and representatives.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Stockholder” or “Stockholders” has the meaning set forth in the preamble.

“Subsidiary” or “Subsidiaries” means, with respect to any Person, any other Person of which (i) if a corporation, a majority of the total voting power of shares of capital stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof, or (ii) if a limited liability company, partnership, association or other business entity (other than a corporation), a majority of partnership or other similar ownership interest thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more other Subsidiaries of that Person or a combination thereof and for this purpose, a Person or Persons owns a majority ownership interest in such a business entity (other than a corporation) if such Person or Persons shall be allocated a majority of such business entity’s gains or losses or shall be or control any managing director or general partner of such business entity (other than a corporation). For the purposes hereof, the term “Subsidiary” shall include all Subsidiaries of such Subsidiary.

“Transaction Agreements” means, collectively, this Agreement, the Investment Agreement, the Registration Rights Agreement and the Indemnification Agreements.

“Transfer” means, directly or indirectly, to sell, transfer, assign, pledge, encumber, hypothecate or similarly dispose of, either voluntarily or involuntarily, or to enter into any contract, option or other arrangement or understanding with respect to the sale, transfer, assignment, pledge, encumbrance, hypothecation or similar disposition of, any shares of Equity Securities beneficially owned by a Person or any interest in any shares of Equity Securities beneficially owned by a Person. The noun “Transfer” has a meaning correlative to the foregoing.

“Transferee” means any Person to whom any Stockholder Transfers Equity Securities in accordance with the terms hereof.

SECTION 1.2. Other Definitional Provisions. The words “hereof,” “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Article and Section references are to this Agreement unless otherwise specified. The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms. The use of the terms “including” or “include” shall in all cases herein mean “including, without limitation” or “include, without limitation,” respectively.

SECTION 1.3. Methodology for Calculations.

(a) Except as otherwise expressly provided herein, any Transfer or proposed Transfer of a Common Stock Equivalent shall be treated as a Transfer or proposed Transfer of the shares of Common Stock into or for which such Common Stock Equivalent can be converted, exchanged or exercised.

(b) Except as otherwise expressly provided in this Agreement, for purposes of calculating (i) the total number of Outstanding Capital Shares as of any date or (ii) the number of Outstanding Capital Shares owned by any Person hereunder as of any date, no Common Stock Equivalents shall be treated as having been converted, exchanged or exercised.

(c) In the event of any stock split, stock dividend, reverse stock split, any combination of Equity Securities or any similar event, with respect to all references in this Agreement to a Stockholder or Stockholders holding a number of Outstanding Capital Shares, the applicable amount shall be appropriately adjusted to give effect to such stock split, stock dividend, reverse stock split, any combination of the Equity Securities or similar event.

ARTICLE II

CORPORATE GOVERNANCE

SECTION 2.1. Board.

(a) Following the Listing Date, the CD&R Holders, as a group, shall have the right, but not the obligation, to designate for nomination by the Board as Directors a number of designees equal to: (i) at least 33% of the total number of Directors comprising the Board at such time as long as the CD&R Holders collectively beneficially own at least 30% of the Outstanding Capital Shares; (ii) at least 20% of the total number of Directors comprising the Board at such time as long as the CD&R Holders collectively beneficially own at least 15% but less than 30% of the Outstanding Capital Shares and (iii) at least 10% of the total number of Directors comprising the Board at such time as long as CD&R Investor and its Affiliates collectively beneficially own at least 5% but less than 15% of the Outstanding Capital Shares. For purposes of calculating the number of CD&R Designees that the CD&R Holders are entitled to designate for nomination pursuant to the formula outlined above, any fractional amounts shall automatically be rounded up to the next whole number (e.g., one and one quarter (1  1⁄4) Directors shall equate to two (2) Directors) and any such calculations shall be made on a pro forma basis after taking into account any increase in the size of the Board.

(b) Following the Listing Date, the Deere Holders, as a group, shall have the right, but not the obligation, to designate for nomination by the Board as Directors a number of designees equal to: (i) at least 20% of the total number of Directors comprising the Board at such time as long as the Deere Holders collectively beneficially own at least 15% of the Outstanding Capital Shares and (ii) at least 10% of the total number of Directors comprising the Board at such time as long as Deere Investor and its Affiliates collectively beneficially own at least 5% but less than 15% of the Outstanding Capital Shares. For purposes of calculating the number of Deere Designees that the Deere Holders are entitled to designate for nomination pursuant to the formula outlined above, any fractional amounts shall automatically be rounded up to the next whole number (e.g., one and one quarter (1  1⁄4) Directors shall equate to two (2) Directors) and any such calculations shall be made on a pro forma basis after taking into account any increase in the size of the Board.

(c) If the CD&R Holders have designated for nomination by the Board less than the total number of designees the CD&R Holders shall be entitled to designate for nomination pursuant to Section 2.1(a), the CD&R Holders shall have the right, at any time, to designate for nomination such additional designee or designees to which they are entitled, in which case, the Company and the Directors shall take all necessary corporation action, to the fullest extent permitted by applicable Law (including with respect to any fiduciary duties under Delaware law), to (x) enable the CD&R Holders to designate for nomination and effect the election or appointment of such additional individuals, whether by increasing the size of the Board, or otherwise, and (y) to designate such additional individual or individuals designated for nomination by the CD&R Holders to fill such newly-created vacancies or to fill any other existing vacancies. Each such individual whom the CD&R Holders shall actually designate for nomination pursuant to this Section 2.1 and who is thereafter elected to the Board to serve as a Director shall be referred to herein as a “CD&R Designee.”

(d) If the Deere Holders have designated for nomination by the Board less than the total number of designees the Deere Holders shall be entitled to designate for nomination pursuant to Section 2.1(b), the Deere Holders shall have the right, at any time, to designate for nomination such additional designee or designees to which they are entitled, in which case, the Company and the Directors shall take all necessary corporation action, to the fullest extent permitted by applicable Law (including with respect to any fiduciary duties under Delaware law), to (x) enable the Deere Holders to designate for nomination and effect the election or appointment of such additional individual or individuals, whether by increasing the size of the Board, or otherwise, and (y) to designate such additional individual or individuals designated for nomination by the Deere Holders to fill such newly-created vacancy or to fill any other existing vacancies. Each such individual whom the Deere Holders shall actually designate for nomination pursuant to this Section 2.1 and who is thereafter elected to the Board to serve as a Director shall be referred to herein as a “Deere Designee.”

(e) If a vacancy is created at any time by the death, retirement or resignation of any Director designated by the CD&R Holders or the Deere Holders pursuant to this Section 2.1, the remaining Directors and the Company shall, to the fullest extent permitted by applicable Law (including with respect to any fiduciary duties under Delaware law), cause the vacancy created thereby to be filled by a new designee of the CD&R Holders or the Deere Holders, as the case may be, as soon as possible, and the Company hereby agrees to take, to the fullest extent permitted by applicable Law (including with respect to any fiduciary duties under Delaware law), at any time and from time to time, all actions necessary to accomplish the same.

(f) The Company agrees, to the fullest extent permitted by applicable Law (including with respect to any fiduciary duties under Delaware law), to include in the slate of nominees recommended by the Board for election at any meeting of stockholders called for the purpose of electing Directors the individuals designated pursuant to this Section 2.1 and to nominate and recommend each such individual to be elected as a Director as provided herein, and to solicit proxies or consents in favor thereof.

(g) For so long as the CD&R Holders collectively beneficially own at least 25% of the Outstanding Capital Shares, a CD&R Designee shall serve as the Chairman of the Board (“Chairman”).

(h) Insofar as the Company is or becomes subject to requirements under applicable Law or the regulations of any self-regulatory organization, including the NYSE or such other national securities exchange upon which the Common Stock is listed to which the Company is then subject, relating to the composition of the Board or committees thereof, their respective responsibilities or the qualifications of their respective members, the CD&R Holders and the Deere Holders shall cooperate in good faith to select for nomination their respective designees to the Board under this Section 2.1 so as to permit the Company to comply with all such applicable requirements.

(i) Notwithstanding anything to the contrary in this Agreement, (i) for so long as the CD&R Holders have the right to designate one or more Directors pursuant to this Section 2.1, such right of designation as to one of such Directors shall be exercised solely by CD&R Fund VIII and (ii) (x) in the event that any Permitted Affiliate Transferee of CD&R Investor (in addition to CD&R Fund VIII) holding, directly or indirectly (for example, through a wholly owned Subsidiary), Equity Securities intends to qualify as a “venture capital operating company” (as defined in U.S. Department of Labor regulation sec. 2510.3-101) (each, an “Additional VCOC”) or (y) in the event that CD&R Fund VIII shall no longer have the right to designate Directors pursuant to clause (i) above, then such Additional VCOCs (in the case of clause (x)) or CD&R Fund VIII (in the case of clause (y)) shall be entitled to the information rights contained in Section 2.3 and the access rights contained in Section 2.4; provided, that, if the CD&R

Holders have the right to designate more than one Director pursuant to this Section 2.1, CD&R Investor may assign any such designation rights to any of the Additional VCOCs upon written notice to the Company and Deere Investor (which notice shall be acknowledged in writing by the Company), provided that such Additional VCOC shall remain subject to the obligations hereunder in respect of any of its Director designees.

SECTION 2.2. Voting Agreement. Subject to Section 4.3, each of CD&R Investor and Deere Investor agree to vote, or act by written consent with respect to, any Equity Securities beneficially owned by it that are entitled to vote in the election of Directors and shall take all other necessary or desirable actions within CD&R Investor’s or Deere Investor’s control (including, but not limited to, attendance at any annual or special meeting of the stockholders of the Company in person or by proxy for purposes of obtaining a quorum), at any annual or special meeting of stockholders of the Company at which Directors are to be elected, or to take all actions by written consent in lieu of any such meeting as are necessary to cause any CD&R Designee or Deere Designee designated for nomination in accordance with Section 2.1 to be elected to the Board. CD&R Investor and Deere Investor agree to use their commercially reasonable efforts to cause the election of each such designee to the Board, including nominating such individuals to be elected as members of the Board. Upon the written request of CD&R Investor or Deere Investor, as applicable, the other shall vote, or act by written consent with respect to, all Equity Securities beneficially owned by it that are entitled to vote in the election of Directors and otherwise take or cause to be taken any and all actions necessary to remove any Director designated by CD&R Investor or Deere Investor and to elect any replacement Director designated for nomination as provided in Section 2.1. Neither CD&R Investor nor Deere Investor shall take any action to cause the removal of any Director designated by the other unless requested to do so in writing by the party that designated such Director.

SECTION 2.3. Financial Information. To the extent necessary to comply with the Company’s obligations pursuant to Section 2.1(i), upon the request of the CD&R Holders or any Permitted Affiliate Transferee of a CD&R Holder that intends to qualify as an Additional VCOC, the Company shall deliver or cause to be delivered the following information to (x) CD&R Investor for so long as it and its Permitted Affiliate Transferees own in the aggregate a number of Outstanding Capital Shares representing at least ten percent (10%) of the Outstanding Capital Shares, as applicable, and (y) any Permitted Transferee of CD&R Investor, for so long as it owns (together with its Permitted Affiliate Transferees) at least ten percent (10%) of Outstanding Capital Shares:

(a) Monthly Reports. As soon as available after the end of each month, and in any event within thirty (30) days thereafter, an unaudited consolidated balance sheet of the Company and its Subsidiaries as of the end of each such monthly period, and the related consolidated statements of operations, stockholders’ equity, comprehensive income (loss) and cash flows of the Company and its Subsidiaries for such monthly period and for the current fiscal year to date, prepared in accordance with GAAP consistently applied (subject to normal year-end audit adjustments and the absence of notes thereto);

(b) Quarterly Reports. As soon as available after the end of the first, second and third quarterly accounting periods in each fiscal year of the Company, and in any event within forty-five (45) days thereafter, an unaudited consolidated balance sheet of the Company and its Subsidiaries as of the end of each such quarterly period, and the related consolidated statements of operations, stockholders’ equity, comprehensive income (loss) and cash flows of the Company and its Subsidiaries for such quarterly period and for the current fiscal year to date, together with all related notes and schedules thereto, prepared in accordance with GAAP consistently applied (subject to normal year-end audit adjustments and the absence of notes thereto) and setting forth in comparative form the figures for the corresponding periods of the previous fiscal year, in reasonable detail;

(c) Annual Reports. As soon as available after the end of each fiscal year of the Company, and in any event within ninety (90) days thereafter, an audited combined balance sheet of the Company and its Subsidiaries as of the end of such fiscal year, and the related combined statements of operations, stockholders’ equity, comprehensive income (loss) and cash flows of the Company and its Subsidiaries for such year, together with all related notes and schedules thereto, prepared in accordance with GAAP consistently applied and setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail and accompanied by the reports thereon of the Company’s independent auditors, in reasonable detail; and

(d) Other Requested Information. With reasonable promptness, such other information and data (including such information and reports made available to any lender of the Company or any of its Subsidiaries under any credit agreement or otherwise) with respect to the Company and each of its Subsidiaries as may be necessary for such Person to comply with its respective reporting, regulatory, or other legal requirements and as may from time to time be reasonably requested by any such Person.

Notwithstanding anything to the contrary in this Section 2.3, the Company may satisfy its obligations hereunder by providing the specified reports, financial statements or other information, as applicable, to the U.S. Securities and Exchange Commission on EDGAR or otherwise making them publicly available.

SECTION 2.4. Access. To the extent necessary to comply with the Company’s obligations pursuant to Section 2.1(i), upon the request of the CD&R Holders or any Permitted Affiliate Transferee of a CD&R Holder that intends to qualify as an Additional VCOC, and subject to the provisions of Section 4.4, for so long as (x) CD&R Investor (together with its Permitted Affiliate Transferees) owns in the aggregate ten percent (10%) of the Outstanding Capital Shares and (y) any Permitted Transferee of CD&R Investor (other than Permitted Affiliate Transferees of CD&R Investor) owns (together with its Permitted Affiliate Transferees) a number of Outstanding Capital Shares representing at least ten (10%) of the Outstanding Capital Shares, the Company shall, and shall cause its Subsidiaries, officers, Directors, employees, auditors and other agents to, (a) afford the officers, employees, auditors and other agents of CD&R Investor (and its Permitted Affiliate Transferees) or Deere Investor (and its Permitted Affiliate Transferees) or any such Permitted Transferee, as applicable, during normal business hours and upon reasonable notice reasonable access at all reasonable times to its officers, employees, auditors, legal counsel, properties, offices, plants and other facilities and to all books and records and (b) afford such Person the opportunity to discuss the affairs, finances and accounts of the Company and its Subsidiaries with their respective officers from time to time as such Person may reasonably request.

ARTICLE III

TRANSFERS

SECTION 3.1. Restrictions on Transfer. From and after the date of this Agreement, it shall be a condition precedent to any Transfer to any Person of any Equity Securities other than in connection with a distribution of Equity Securities to the public (including any Transfer to a Permitted Affiliate Transferee) that the Transferee (i) if not already party to this Agreement, become a party to this Agreement by executing and delivering a joinder agreement hereto, substantially in the form attached as Exhibit A hereto, (ii) execute all such other agreements or documents as may reasonably be requested by the Company, and (iii) deliver such agreements and documents to the Company at its address specified in Section 4.8. Such Transferee shall, upon satisfaction of such conditions (to the reasonable satisfaction of the Company) and its acquisition of Equity Securities, be a Stockholder for all purposes under this Agreement. For the avoidance of doubt, any Transfer of Equity Securities owned by Deere Investor to a Permitted Affiliated Transferee that is otherwise permitted or required under this Agreement may be accomplished indirectly by means of the Transfer of equity interests in Deere Investor to such Permitted Affiliated Transferee, and the indirect Transferee of such Equity Securities may and shall satisfy the applicable conditions set forth in this Agreement.

ARTICLE IV

MISCELLANEOUS

SECTION 4.1. Transfer of Rights.

(a) Any rights and obligations under this Agreement that are personal to CD&R Investor or Deere Investor may not be assigned to, or be exercised by, any Person, except that CD&R Investor or Deere Investor may assign such rights and obligations to a Permitted Affiliate Transferee to whom all of its Equity Securities have been Transferred in accordance with this Agreement; provided, however, that no such assignment shall relieve CD&R Investor or Deere Investor, as the case may be, of its obligations under this Agreement.

SECTION 4.2. Certificate of Incorporation and By-laws. The rights and obligations of the Stockholders with respect to the Company shall be determined pursuant to the DGCL, the Charter, the By-laws and this Agreement. To the extent that the rights or obligations of a Stockholder are different by reason of any provision of this Agreement than they would be in the absence of such provision, this Agreement, to the extent permitted by the DGCL, shall control. Each of the Stockholders covenants and agrees to vote all of its Equity Securities with respect to which it has the power to vote or act by written consent, and to take any other action reasonably requested by the Company or any Stockholder, to amend the By-laws or the Charter so as to avoid any conflict with the provisions hereof.

SECTION 4.3. Termination. Subject to the early termination of any provision as a result of an amendment to this Agreement agreed to by the Company and the Stockholders as provided under Section 4.5:

(a) the provisions of Section 2.2 shall terminate when either CD&R Investor shall cease to beneficially own at least 5% of the Outstanding Capital Shares or Deere Investor shall cease to collectively beneficially own at least 5% of the Outstanding Capital Shares;

(b) this Agreement shall terminate on the earlier to occur of (i) such time as neither CD&R Investor nor Deere Investor is entitled to designate a nominee for nomination by the Board pursuant to Section 2.1 and (ii) upon the delivery of a written notice by CD&R Investor and Deere Investor to the Company requesting that this Agreement terminate.

Nothing in this Agreement shall relieve any party from any liability for the breach of any obligations set forth in this Agreement.

SECTION 4.4. Confidentiality. Each party hereto agrees to, and shall cause its Representatives to, keep confidential and not divulge any Information, and to use, and cause its Representatives to use, such Information only in connection with the operation of the Company and its Subsidiaries; provided that nothing herein shall prevent any party hereto from disclosing such Information (i) upon the order of any court or administrative agency, (ii) upon the request or demand of any regulatory agency or authority having jurisdiction over such party or Representative, (iii) to the extent required by Law or legal process, including to satisfy any public reporting obligations, or required or requested pursuant to subpoena, interrogatories or other discovery requests, (iv) to the extent necessary in connection with the exercise of any remedy hereunder, (v) to other Stockholders, (vi) to such party’s Representatives that in the reasonable judgment of such party need to know such Information, (vii) in the case of the CD&R Holders, to such party’s direct or indirect limited partners, prospective limited partners and/or their respective advisors or (viii) to any bona fide proposed Transferee to whom such proposed Transfer would be permitted in accordance with Section 3.1 in connection with a proposed Transfer of Equity Securities from such Stockholder, so long as such Transferee agrees to be bound by the provisions of this Section 4.4 as if a Stockholder, provided further that, in the case of clause (i), (ii) or (iii), such party shall notify the other parties hereto of the proposed disclosure as far in advance of such disclosure as practicable and use commercially reasonable efforts to ensure that any Information so disclosed is accorded confidential treatment, when and if available. Each Stockholder acknowledges that CD&R Manager’s (including its affiliated private equity funds’) review of the Information may inevitably enhance its knowledge and understanding of the industries in which the Company and its Subsidiaries operate in a way that cannot be separated from such Person’s or its affiliated private equity funds’ other knowledge and each party hereto agrees that the foregoing sentence shall not restrict such Person’s (including its affiliated private equity funds’) use of such general industry knowledge and understanding, including in connection with investments in other companies in the same or similar industries.

SECTION 4.5. Amendments and Waivers. This Agreement may be amended, and the Company may take any action herein prohibited, or omit to perform any act herein required to be performed by it, only if any such amendment, action or omission to act, has been approved by the Company, CD&R Investor and Deere Investor; provided that no Stockholder shall be subject to any additional obligation hereunder resulting from any such amendment that the Stockholder did not approve and no right hereunder of a Stockholder specific to such Stockholder or CD&R Investor and Deere Investor may be adversely affected by such amendment without the prior consent of such Stockholder. The failure of any party to enforce any of the provisions of this Agreement shall in no way be construed as a waiver of such provisions and shall not affect the right of such party thereafter to enforce each and every provision of this Agreement in accordance with its terms. Any Stockholder may waive (in writing) the benefit of any provision of this Agreement with respect to itself for any purpose. Any such waiver shall constitute a waiver only with respect to the specific matter described in such writing and shall in no way impair the rights of the Stockholder granting such waiver in any other respect or at any other time.

SECTION 4.6. Successors, Assigns and Transferees. This Agreement shall bind and inure to the benefit of and be enforceable by the parties hereto and their respective successors and permitted assigns. Stockholders may assign their respective rights and obligations hereunder to any Transferees only to the extent expressly provided herein.

SECTION 4.7. Legends

(a) All certificates representing the Equity Securities and all book-entry positions representing Equity Securities held by any Stockholder shall bear a legend, or include a notation, as appropriate, substantially in the following form:

“THE SECURITIES EVIDENCED HEREBY AND THE VOTING THEREOF ARE SUBJECT TO A STOCKHOLDERS AGREEMENT (A COPY OF WHICH IS ON FILE WITH THE SECRETARY OF THE COMPANY). NO TRANSFER, SALE, ASSIGNMENT, PLEDGE, HYPOTHECATION OR OTHER DISPOSITION OF THE SECURITIES EVIDENCED HEREBY MAY BE MADE EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF SUCH STOCKHOLDERS AGREEMENT AND (A) PURSUANT TO A REGISTRATION STATEMENT EFFECTIVE UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (B) PURSUANT TO AN EXEMPTION FROM REGISTRATION THEREUNDER. THE HOLDER OF THE SECURITIES EVIDENCED HEREBY AGREES TO BE BOUND BY ALL OF THE PROVISIONS OF SUCH STOCKHOLDERS AGREEMENT.”

(b) Certificates. Upon the permitted sale of any Equity Securities pursuant to (i) an effective registration statement under the Securities Act or pursuant to Rule 144 under the Securities Act or (ii) another exemption from registration under the Securities Act or upon the termination of this Agreement, any certificates, representing such Equity Securities shall be replaced, at the expense of the Company, with certificates or instruments not bearing the legends required by this Section 4.7(b) and any book-entry positions representing such Equity Securities shall have the legends required by this Section 4.7(b) removed, at the expense of the Company;

provided that the Company may condition such replacement of any certificates or removal of such legend from any book-entry positions under clause (ii) upon the receipt of an opinion of securities counsel reasonably satisfactory to the Company.

SECTION 4.8. Notices. All notices and other communications to be given to any party hereunder shall be sufficiently given for all purposes hereunder if in writing and delivered by hand, courier or overnight delivery service, or when received in the form of a facsimile or other electronic transmission (receipt confirmation requested), and shall be directed to the address set forth below (or at such other address or facsimile number as such party shall designate by like notice):

(a) if to the Company, to:

Mansell Overlook

300 Colonial Center Parkway

Suite 600

Roswell, GA 30076

Attention: Briley Brisendine

Fax: (470) 277-7478

and

Clayton, Dubilier & Rice, LLC

375 Park Avenue

18th Floor

New York, New York 10152

Attention: Kenneth A. Giuriceo

Fax: (212) 407-5252

and

Debevoise & Plimpton LLP

919 Third Avenue

New York, New York 10022

Attention:	Peter J. Loughran, Esq.
Andrew L. Bab, Esq.

Fax: (212) 909-6836

(b) if to Deere Investor, to:

Law Department

One John Deere Place

Moline, IL 61265

Attention: General Counsel

Fax: (309) 749-0085

with a copy (which shall not constitute notice) to:

Skadden, Arps, Slate, Meagher & Flom LLP

Four Times Square

New York, NY 10036
Attention:	Gregory Fernicola

Fax: (917) 777-2918

(c) if to CD&R Investor, to:

Clayton, Dubilier & Rice, LLC

375 Park Avenue

18th Floor

New York, New York 10152

Attention: Kenneth A. Giuriceo

Fax: (212) 407-5252

with a copy (which shall not constitute notice) to:

Debevoise & Plimpton LLP

919 Third Avenue

New York, New York 10022
Attention:	Peter J. Loughran, Esq.
Andrew L. Bab, Esq.

Fax: (212) 909-6836

(d) if to any other Stockholder, to the address of such other Stockholder as shown in the stock record book of the Company.

SECTION 4.9. Further Assurances. At any time or from time to time after the date hereof, the parties agree to cooperate with each other, and at the request of any other party, to execute and deliver any further instruments or documents and to take all such further action as the other party may reasonably request in order to evidence or effectuate the consummation of the transactions contemplated hereby in accordance with their terms and to otherwise carry out the intent of the parties hereunder.

SECTION 4.10. Entire Agreement; Third Party Beneficiaries. Except as otherwise expressly set forth herein, this Agreement, together with the Investment Agreement and the other Transaction Agreements, embody the complete agreement and understanding among the parties hereto with respect to the subject matter hereof and supersedes and preempts any prior understandings, agreements or representations by or among the parties, written or oral, that may have related to the subject matter hereof in any way. This Agreement is not intended to confer in or on behalf of any Person not a party to this Agreement (and their successors and assigns) any rights, benefits, causes of action or remedies with respect to the subject matter or any provision thereof (except as set forth in Section 2.1(i) in respect of CD&R Fund VIII or any Additional VCOC).

SECTION 4.11. Restrictions on Other Agreements. Following the date hereof, no Stockholder shall enter into or agree to be bound by any stockholder agreements or arrangements of any kind with any Person with respect to any Equity Securities, to the extent that such agreement or arrangement would conflict with or violate any provision or term of this Agreement or otherwise be intended to circumvent the provisions set forth herein, except pursuant to the agreements specifically contemplated by the Investment Agreement and the Registration Rights Agreement. From and after the date hereof, the Company shall not enter into any agreement, arrangement or understanding that violates or conflicts with any provision of this Agreement or impedes or prevents the Company’s ability to fulfill and comply with its obligations, or the Stockholders’ ability to utilize their rights, set forth herein.

SECTION 4.12. Delays or Omissions. It is agreed that no delay or omission to exercise any right, power or remedy accruing to any party, upon any breach, default or noncompliance by another party under this Agreement, shall impair any such right, power or remedy, nor shall it be construed to be a waiver of any such breach, default or noncompliance, or any acquiescence therein, or of or in any similar breach, default or noncompliance thereafter occurring. It is further agreed that any waiver, permit, consent or approval of any kind or character on the part of any party hereto of any breach, default or noncompliance under this Agreement or any waiver on such party’s part of any provisions or conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement, by Law, or otherwise afforded to any party, shall be cumulative and not alternative.

SECTION 4.13. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware applicable to contracts made and to be performed within the State of Delaware, without giving effect to conflicts of law rules that would require or permit the application of the laws of another jurisdiction.

SECTION 4.14. Dispute Resolution; Jurisdiction.

(a) CD&R Investor and Deere Investor shall first endeavor to resolve any and all disputes, controversies or claims arising out of or in connection with this Agreement or the alleged breach, termination or validity thereof (each, a “Dispute”) through good faith negotiations for a period of up to twenty (20) Business Days. If the CD&R Investor and the Deere Investor fail to resolve such Dispute during such period, then the matter shall be submitted to John D. Lagemann of Deere Investor and Kenneth A. Giuriceo a designee of CD&R Investor. Such persons shall meet within ten (10) Business Days after the Dispute is submitted to them and shall attempt in good faith to resolve the Dispute as soon as reasonably practicable. If such persons are unable to resolve the Dispute within thirty (30) Business Days of meeting, then either party may seek resolution of the Dispute through litigation in accordance with Section 4.14(b) or Section 4.16.

(b) Each of the parties hereto irrevocably agrees that any legal action or proceeding in connection with or with respect to this Agreement and the rights and obligations arising hereunder, or for recognition and enforcement of any judgment in respect of this Agreement and the rights and obligations arising hereunder brought by the other party hereto or its successors or assigns shall be brought and determined in the Court of Chancery of the State of Delaware and

any state appellate court therefrom within the State of Delaware (or, if the Court of Chancery of the State of Delaware declines to accept jurisdiction over a particular matter, any state or federal court within the State of Delaware and any direct appellate court therefrom). Each of the parties hereto hereby irrevocably submits with regard to any such action or proceeding for itself and in respect of its property, generally and unconditionally, to the personal jurisdiction of the aforesaid courts and agrees that it will not bring any action in connection with or relating to this Agreement or any of the transactions contemplated by this Agreement in any court other than the aforesaid courts. Each of the parties hereto hereby irrevocably waives, and agrees not to assert, by way of motion, as a defense, counterclaim or otherwise, in any action or proceeding in connection with or with respect to this Agreement, (i) any claim that it is not personally subject to the jurisdiction of the above-named courts for any reason other than the failure to serve in accordance with this Section 4.14(b), (ii) any claim that it or its property is exempt or immune from jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise) and (iii) to the fullest extent permitted by applicable Law, any claim that (A) the suit, action or proceeding in such court is brought in an inconvenient forum, (B) the venue of such suit, action or proceeding is improper or (C) this Agreement, or the subject matter hereof, may not be enforced in or by such courts.

(c) Each of the parties hereto irrevocably consents to the service of any summons and complaint and any other process in any other action in connection with or relating to this Agreement, on behalf of itself or its property, by the personal delivery of copies of such process to such party or by sending or delivering a copy of the process to the party to be served at the address and in the manner provided for the giving of notices in Section 4.8. Nothing in this Section 4.14 shall affect the right of any party hereto to serve legal process in any other manner permitted by Law.

SECTION 4.15. Waiver of Jury Trial. Each party hereby waives, to the fullest extent permitted by applicable Law, any right it may have to a trial by jury in respect of any suit, action or other proceeding arising out of this Agreement or any transaction contemplated hereby. Each party (a) certifies and acknowledges that no representative, agent or attorney of any other party has represented, expressly or otherwise, that such other party would not, in the event of litigation, seek to enforce the foregoing waiver, and (b) acknowledges that it understands and has considered the implications of this waiver and makes this waiver voluntarily, and that it and the other parties have been induced to enter into the Agreement by, among other things, the mutual waivers and certifications in this Section 4.15.

SECTION 4.16. Specific Performance. The parties agree that irreparable damage would occur for which money damages would not suffice in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached and that the parties would not have any adequate remedy at law. It is accordingly agreed that the non-breaching party shall be entitled to an injunction, temporary restraining order or other equitable relief in respect of, and to prevent, any breach of this Agreement in the Chancery Court of the State of Delaware (or, if the Court of Chancery of the State of Delaware declines to accept jurisdiction over a particular matter, any state or federal court within the State of Delaware and any direct appellate court therefrom). The foregoing is in addition to any other remedy to which any party is entitled at law, in equity or otherwise.

SECTION 4.17. Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party hereto. Upon such a determination, the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the fullest extent possible.

SECTION 4.18. Titles and Subtitles. The titles of the sections and subsections of this Agreement are for convenience of reference only and will not affect the meaning or interpretation of this Agreement.

SECTION 4.19. No Recourse. Notwithstanding anything that may be expressed or implied in this Agreement, the Company and each Stockholder covenant, agree and acknowledge that no recourse under this Agreement or any documents or instruments delivered in connection with this Agreement shall be had against any current or future director, officer, employee, general or limited partner or member of any Stockholder or of any Affiliate or assignee thereof (other than any such Person serving as a Director and then solely to the extent in his or her capacity as such), whether by the enforcement of any assessment or by any legal or equitable proceeding, or by virtue of any statute, regulation or other applicable Law, it being expressly agreed and acknowledged that no personal liability whatsoever shall attach to, be imposed on or otherwise be incurred by any current or future officer, agent or employee of any Stockholder or any current or future member of any Stockholder or any current or future director, officer, employee, partner or member of any Stockholder or of any Affiliate or assignee thereof (other than any such Person serving as a Director and then solely to the extent in his or her capacity as such) for any obligation of any Stockholder under this Agreement or under any documents or instruments delivered in connection with this Agreement for any claim based on, in respect of or by reason of such obligations or their creation.

SECTION 4.20. Counterparts; Facsimile Signatures. This Agreement may be executed in counterparts, each of which shall constitute one and the same instrument. Signatures provided by facsimile or electronic transmission in “pdf” or equivalent format will be deemed to be original signatures.

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IN WITNESS WHEREOF, the parties hereto have executed this Amended and Restated Stockholders Agreement as of the date first set forth above.

SITEONE LANDSCAPE SUPPLY, INC.

By:
Name:
Title:

DEERE & COMPANY

By:
Name:
Title:

CD&R LANDSCAPES HOLDINGS, L.P.

By:
Name:
Title:

[Signature Page to Amended and Restated Stockholders Agreement]

Exhibit A

Assignment and Assumption Agreement

Reference is made to the Amended and Restated Stockholders Agreement, dated as of [●], 2016 (the “Stockholders Agreement”), among SiteOne Landscape Supply, Inc. (the “Company”), Deere & Company (“Deere Investor”), CD&R Landscapes Holdings, L.P. (“CD&R Investor”), and any Person who becomes a party hereto after the date hereof pursuant to Section 3.1 (each of the foregoing, a “Stockholder” and collectively, the “Stockholders”). Capitalized terms used but not defined herein shall have the meanings assigned to them in the Stockholders Agreement.

Section 1. Assignment and Assumption. Pursuant to Section 3.1 of the Stockholders Agreement, [●], a [●] (the “Transferor”), hereby assigns to the undersigned (the “Transferee”) the rights of the Transferor under the Stockholders Agreement that may be assigned thereunder other than the rights under Sections [●], which the Transferor, Transferee and Company hereby acknowledge shall be retained by the Transferor, and the Transferee hereby agrees that, having acquired Equity Securities as permitted by the terms of the Stockholders Agreement, the Transferee shall assume the obligations of the Transferor under the Stockholders Agreement with respect to the Equity Securities being Transferred to the Transferee hereunder.

Listed below is information regarding the Equity Securities:

Number of Shares of Common Stock …………………………………

Section 2. Representations and Warranties. The Transferor and the Transferee each represents and warrants, solely with respect to itself, to each other and to the Company, as follows:

(a) Organization; Authority. If the Stockholder is a corporation, then it is duly incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation. If the Stockholder is a partnership, trust or limited liability company, then it is duly formed, validly existing and in good standing (to the extent applicable) under the laws of its jurisdiction of formation. Such Stockholder has all requisite power and authority to enter into this Assignment and Assumption Agreement (this “Agreement”) and to perform its obligations hereunder, and to consummate the transactions contemplated hereby.

(b) Due Authorization; Binding Agreement. This Agreement has been duly authorized, executed and delivered by such Stockholder and constitutes a valid and binding obligation of such Stockholder enforceable against such Stockholder in accordance with its terms, except to the extent that the enforcement thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar Laws affecting the enforcement of creditors’ rights generally and general equitable principles, regardless of whether such enforceability is considered in a proceeding at law or in equity. If such Stockholder is a trust, no consent of any beneficiary is required for the foregoing.

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(c) Non-Contravention. The Stockholder is not a party to any agreement which is inconsistent with its obligations hereunder or the rights of any party hereunder or otherwise conflicts with the provisions hereof. The execution and delivery of this Agreement by such Stockholder, the performance of its obligations hereunder, and the consummation of the transactions contemplated hereby, will not violate, conflict with or result in a breach, or constitute a default (with or without notice or lapse of time or both) under any provision of its charter, by-laws or other similar organizational documents or any agreement or other instrument to which it is a party.

(d) Consents and Approvals. Other than pursuant to this Agreement, no consent, waiver, approval or authorization of, or filing, registration or qualification with, or notice to, any governmental unit or any other person is required to be made, obtained or given by the Stockholder in connection with the execution, delivery and performance of this Agreement.

(e) Investment Intent. At such time at which the Stockholder acquired the Equity Securities, (i) it acquired such Equity Securities for its own account with the intention of holding such securities for purposes of investment and (ii) it had no intention of selling such securities in a public distribution in violation of the federal securities laws or any applicable state securities laws.

(f) Securities Law Matters. The Stockholder is an “accredited investor” as defined in Rule 501(a) of Regulation D promulgated under the Securities Act.

(g) Restriction on Resale. The Stockholder understands and acknowledges that its Equity Securities have not been registered for sale under any federal or state securities law and must be held indefinitely unless subsequently registered or an exemption from such registration is available.

(h) Due Diligence. The Stockholder (i) has performed its own due diligence and business investigations with respect to the Company, (ii) is fully familiar with the nature of the investment in the Company, the speculative and financial risks thereby assumed, and the uncertainty with respect to the timing and amounts of distributions, if any, to be made by the Company, (iii) does not desire any further information which may be available with respect to these matters and (iv) has had the opportunity to ask questions and receive answers concerning the terms and conditions of the offering of such Equity Securities and had access to such other information concerning the Company as it requested.

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IN WITNESS WHEREOF, the parties have executed this Assignment as of                  ,         .

[NAME OF TRANSFEROR]

By:
Name:
Title:

[NAME OF TRANSFEREE]

By:
Name:
Title:

Address:

Acknowledged by:

SITEONE LANDSCAPE SUPPLY, INC.

By:
Name:
Title:

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